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                                                             Exhibit 10.33

                                       [LETTERHEAD]



November 17, 1999


John McMenamin
9 Colonial Court
New Canaan, CT 06840

Dear John,

We're delighted to offer you a position with XOOM.com. The following outlines your compensation and benefit package and other terms of your employment, if you choose to join this new venture:

POSITION:      Executive Vice President, Sales & Marketing, reporting
               directly to Edmond Sanctis.

SALARY: $13,461.54 per pay period, this equates to $350,000.00 annually, with a $350,000 commission opportunity at target sales volume.

START DATE:    To be determined (please contact Marie Poole at 415/875-8139 when start date has been determined).

SIGNING BONUS: You will receive a signing bonus of $175,000, less normal deductions, on your 30th Day of employment. Should your employment be terminated with cause by Snap.com, or by you, within your first 90 days, you are obligated to reimburse SNAP.com for the full amount of your signing bonus.

STOCK OPTIONS: You will be granted an option for 300,000 units of XOOM at an exercise price equal to the closing price of XOOM.com, Inc. the business day prior to your start date. These options will vest over a four-year period.

BENEFITS:      The benefits program, which consists of medical, dental, life, vision, 401K, AD&D, and long-term disability insurance, is available. Medical, dental and vision coverage is also available for your dependents and XOOM.com will pay approximately one half of the cost. Coverage starts the first day of your employment.

ORIENTATION:   New Hire Orientations are scheduled twice a month on
               Wednesdays from 9AM-12PM. You are required to attend the first orientation following your start date.

PTO: You may accrue up to 15 days PTO (paid time off) during your first year of employment with XOOM.com.

EMPLOYMENT:    Your employment relationship with XOOM.com is "at will", which means that both you and XOOM.com have the right to terminate the employment relationship at any time, with or without cause and with or without notice. This at-will relationship supercedes any prior oral or written representation or agreement. Any modification of your at-will status with XOOM.com must be in writing and signed by the CEO of XOOM.com.

NON-
DISCLOSURE:    All employment at XOOM.com is subject to the attached XOOM.com
               Non-Disclosure Agreement. Please review this agreement carefully.
               XOOM.com can not change or modify the terms of the Non-Disclosure Agreement; however, XOOM.com in its sole discretion may eliminate this policy in its entirety.

PROPERTY
RIGHTS: Your employment with XOOM.com is conditioned on your signing the Company's Confidential Information and Property Rights Agreement.

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                                       [LETTERHEAD]



IRCA: Your employment at XOOM.com is conditioned on your ability to document your identity and authorization to work pursuant to the Immigration Reform Control Act of 1986. As a result of the IRCA, all new employees must permit XOOM.com to inspect original documents that establish that you are authorized to work.

This letter includes all promises and agreements between you and XOOM.com pertaining to your compensation, benefits and your at-will employment relationship.

If you wish to accept this offer of employment, please sign and date this letter and return it to me. This offer will expire in five calendar days.

All of us would be thrilled to have you as a member of the XOOM.com team!

Sincerely,

/s/ Edmond Sanctis

Edmond Sanctis
President
Chief Operating Officer
XOOM.com

I have read, understand, and agree to the foregoing terms.





/s/ John McMenamin                             11/17/99
----------------------                       -------------
John McMenamin                               Date

*Upon signature, please return signed original to Marie Poole,
   Recruitment Coordinator, c/o SNAP.com, One Beach Street,
 San Francisco, CA 94133. If you choose to also send via fax, please fax to (415)981-6629.